Exhibit 10.5

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of the 31st day of August, 2016 (“Effective Date”) among Blackstone TM L.L.C. (the “Licensor”), on the one hand, and Blackstone Real Estate Income Trust, Inc., a corporation organized under the laws of the State of Maryland, and BREIT Operating Partnership L.P., a Delaware limited partnership (individually and together, “Licensee”), on the other hand.

WHEREAS, Licensor is the owner of the service mark, corporate name and trade name “Blackstone”, including U.S. Registration Nos. 1,986,927 and 2,374,887 (the “Mark”);

WHEREAS, Licensee is a real estate operating company that intends to conduct its operations as a real estate investment trust (the “Licensee Business”); and

WHEREAS, Licensee desires to operate the Licensee Business using the Company Name (as defined below) and Licensor is willing to permit Licensee to use the Company Name.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Rights; Sublicensing.

Section 1.1. License Grant. Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable (subject to Section 8), worldwide license to use the Mark during the Term of this Agreement, solely (a) in connection with the Licensee Business and (b) as part of the trademark, corporate name or trade name “Blackstone Real Estate Income Trust, Inc.,” “BREIT” or “Blackstone Operating Partnership L.P.” (including in the form set forth on Schedule A hereto) (collectively, the “Company Name” ). Licensee shall have no right to use the Mark standing alone or to use any modification, stylization or derivative of (or, other than as set forth on Schedule A hereto, a logo containing) the Mark without the prior written consent of Licensor in its sole discretion.

Section 1.2. Sublicensing. Licensee shall not sublicense its rights under this Agreement except to a current or future majority-owned subsidiary of Licensee, and then only with the prior written consent of Licensor, provided that (a) no such subsidiary shall use the Mark as part of a name other than the Company Name without the prior written consent of Licensor in its sole discretion and (b) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a majority-owned subsidiary, (y) this Agreement terminates for any reason or (z) Licensor gives notice of such termination. Licensee shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by Licensee.

Section 1.3. Subsidiaries. Neither Licensee nor any of its current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the

Mark without the prior written consent of Licensor in its sole discretion, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Agreement.

Section 1.4. Reservation of Rights. All rights not expressly granted to Licensee in this Agreement are reserved to Licensor.

2. Ownership. Licensee acknowledges and agrees that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Mark. Licensee agrees not to do anything inconsistent with such ownership, including directly or indirectly challenging, contesting or otherwise disputing the validity or enforceability of, or Licensor’s ownership of or right, title or interest in, the Mark (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Mark arising from Licensee’s or any applicable sublicensee’s use of the Mark shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Mark, Licensee hereby irrevocably assigns (or shall cause such sublicensee to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.

3. Registration. Licensor agrees that Licensee may register the Company Name as a corporate name, provided that such registration shall not grant Licensee any interest in the Mark. Licensee shall not register a domain name or a social media identifier containing or comprising the Mark without Licensor’s prior written consent, which shall not be unreasonably withheld, provided that (a) at Licensor’s option, Licensor may serve as the registrant or owner of record of such domain name or social media identifier, and (b) if Licensor allows Licensee to serve as the registrant or owner of record of such domain name or social media identifier, such registration shall not grant Licensee any interest in the Mark.

4. Use of the Company Name.

Section 4.1. Quality Control. Licensee shall use the Mark in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice, wherever the Mark is used. Licensee shall not take any action that could reasonably be expected to be detrimental to the Mark or the goodwill associated therewith. Licensee shall use with the Mark any applicable trademark notices as may be requested by Licensor or required under applicable laws.

Section 4.2. Samples. Upon request by Licensor, Licensee shall furnish to Licensor representative samples of all advertising and promotional materials in any media that use the Mark. Licensee shall make any changes to such materials that Licensor requests to comply with Section 4.1, or to preserve the validity of Licensor’s rights in the Mark.

Section 4.3. Compliance with Laws. Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Mark.

5. Termination.

Section 5.1. Term. The term of this Agreement (“Term”) commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Section 5.

Section 5.2. Termination for Convenience. Either party may terminate this Agreement for any reason upon 90 days’ prior written notice to the other party; provided, however, that upon notification of termination by Licensee under this Section 5.2, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from date of such notification.

Section 5.3. Termination for Breach. If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates or attempts to violate Section 9.

Section 5.4. Termination of Advisory Agreement. This Agreement shall terminate immediately if (a) BX REIT Advisors L.L.C. or another affiliate of Licensor is no longer acting as adviser (any such entity, the “Adviser”) to Licensee under the Advisory Agreement, dated as of August 31, 2016 (as the same may be amended, modified or otherwise restated, the “Advisory Agreement”), or a similar agreement, or (b) if the Adviser is no longer an affiliate of Licensor. Upon notification of termination or non-renewal of the Advisory Agreement by Licensee to Adviser, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from date of such notification.

Section 5.5. Termination for Bankruptcy. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) either Licensee makes an assignment for the benefit of creditors; (b) either Licensee admits in writing its inability to pay debts as they mature; (c) a trustee or receiver is appointed for a substantial part of either Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against either Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Mark while Licensee attempts to remedy the situation.

Section 5.6. Effect of Termination; Survival. Upon termination of this Agreement for any reason, (a) Licensee shall immediately, except as required by law, regulation or exchange rules, (i) cease all use of the Mark, (ii) at Licensor’s option, cancel or transfer to Licensor any corporate names, domain names or social media identifiers containing or comprising the Mark and (iii) destroy all existing inventory of materials bearing the Mark, in each case, at Licensee’s expense; and (b) the parties shall cooperate so as to best preserve the value of the Mark and the Company Name. Section 3, this Section 5.6, and Sections 7.2, 7.3, 8 and 9 shall survive termination of this Agreement.

6. Infringement. Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark or the Company Name. Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in same, at Licensor’s expense.

7. Representations and Warranties; Limitations.

Section 7.1. Each party represents and warrants to the other party that:

(a) This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

SECTION 7.2. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARK OR THE COMPANY NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPANY NAME IS ON AN “AS-IS” BASIS.

SECTION 7.3. EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Indemnification.

Section 8.1. Indemnity by Licensee. Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and their respective directors, officers, employees, agents and representatives from any losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Mark, other than as explicitly authorized by this Agreement, Infringes the rights of a third party.

Section 8.2. Indemnification Procedure. Licensor will promptly notify Licensee in writing of any indemnifiable claim and promptly as practicable tender its defense to Licensee. Any delay in such notice will not relieve Licensee from its obligations to the extent it is not prejudiced thereby. Licensor will cooperate with Licensee at Licensee’s expense. Licensee may not settle any indemnified claim without Licensor’s prior, written consent, in Licensor’s sole discretion. Licensor may participate in its defense with counsel of its own choice at its own expense.

9. Assignments. Licensee may not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Mark, in whole or in part, without the prior written consent of Licensor in its sole discretion, except to a successor organization that is solely the result of a name change by Licensee. For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

10. Miscellaneous.

Section 10.1. Notice. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following business day (or third following business day if mailed outside the United States) or (iii) delivered by electronic mail, when received:

LICENSOR:	LICENSEE:

Blackstone TM L.L.C.	Blackstone Real Estate Income Trust, Inc.
345 Park Avenue	345 Park Avenue
New York, NY 10154	New York, NY 10154
Attention: John G. Finley	Attention: Leon Volchyok
Facsimile: 212.583.5749	Facsimile: 646.482.8986

Section 10.2. Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements (including, without limitation, any prior agreements between the Licensee and Adviser), understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof

Section 10.3. Recordal of Licenses. Licensee shall be entitled to (i) record a “short form” of this Agreement, but not this Agreement in its entirety, in those jurisdictions requiring such a recordal; and/or (ii) enter Licensee as a registered or authorized user of the Mark in those jurisdictions requiring such a recordal. Licensee shall bear all costs related to such a recordal, and Licensor shall provide all commercially reasonable support necessary to effect such recordal of this Agreement.

Section 10.4. Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 10.5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATE DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE LAYING OF VENUE IN SUCH COURT.

Section 10.6. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT.

Section 10.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.8. Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of this Agreement, and all matters incident thereto.

Section 10.9. Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 10.10. Counterparts. This Agreement may be executed by the parties to this Agreement in any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

BLACKSTONE TM L.L.C.			BLACKSTONE REAL ESTATE INCOME TRUST, INC.

By:	/s/ John G. Finley		By:	/s/ Leon Volchyok
	Name:	John G. Finley		Name:	Leon Volchyok
	Title:	Authorized Signatory		Title:	Chief Securities Counsel and Secretary

BREIT OPERATING PARTNERSHIP L.P.

			By	Blackstone Real Estate Income Trust, Inc., as general partner

			By:	/s/ A.J. Agarwal
				Name:	A.J. Agarwal
				Title:	President

SCHEDULE A

Blackstone Real Estate Income Trust, Inc.